Press Release


                     Zanett Acquires Defense Contractor

Paragon Dynamics, Inc. Joins Zanett IT Commonwealth TM

NEW YORK, NY February 3rd, 2003 - ZANETT, INC. (NASDAQ:ZANE) today announced the acquisition of Paragon Dynamics, Inc. ("Paragon"), an Englewood, Colorado based company that provides systems engineering, software development, and IT systems integration services to the Federal Government and Fortune 500 aerospace companies. This represents the third entrant to the IT Commonwealth TM of specialized information technology services companies.

Founded in 1997, Paragon has experienced 50 percent compound growth over the past five years. The company generated $800,000 of pro-forma earnings on $5.4 million of revenue for the year ended December 31, 2002. Paragon specializes in providing advanced software and satellite engineering services with domain area expertise on government and aerospace satellite and IT infrastructure contracts. The company is currently engaged in two multi-million dollar classified satellite communications contracts through two leading defense contractors for the U.S. Department of Defense. Paragon is also involved in several multi-million dollar contracts to develop command, control, communications and computer (C4) software with other defense contractors. They recently completed work on a $100 million global IT contract with a major aerospace defense contractor, providing large-scale data systems.

According to the terms of the deal, Zanett will acquire Paragon for $4.8 million, of which $2.4 million will be paid at closing consisting of $1.2 million in cash and 584,825 shares of stock in Zanett Inc. The remaining $2.4 million will be paid over the next three years in equal cash and stock increments, subject to Paragon attaining various performance targets. Paragon may receive an additional 800,000 shares of Zanett stock if Paragon's revenues and earnings both exceed 30 percent annual growth over three years.

Common shares of Zanett stock received as payment will be subject to a five year lock-up period; however, between 10 and 40 percent of the share holdings may be sold during the lock-up period when the market price of the shares close at or above various price gates ranging between $6.75 and $17.75 per share.

David McCarthy, Zanett's CEO, commented, "Paragon exemplifies the kind of IT services company we seek to acquire as we build the Commonwealth. They have demonstrated over time their ability to obtain business in an important segment of the defense industry. Their excellent reputation and solid profitability assure our shareholders that we have added a valuable contributor to the IT Commonwealth TM."

Paragon will join an IT Commonwealth TM that includes Back Bay Technologies, a Boston-based full-service technology consulting firm providing strategic planning, solutions development, and support services, and Brandywine Computer Group, a Cincinnati-based consultancy specializing in enterprise resource planning and customer relationship management systems design, implementation and integration.

Mr. McCarthy added, "At a time of increased government spending in the areas of defense, homeland security and intelligence, Zanett has entered this critical market with a well established company. With the addition of Paragon, Zanett's annual revenue run-rate exceeds our previous guidance of $15 million and furthers our goal of achieving a run-rate of $22.5 million dollars by mid-year 2003. The key to our continued growth is identifying excellent information technology companies serving critical markets and converting them to IT Commonwealth TM membership."

Douglas L. Hartmann, president and CEO of Paragon, said, "We are extremely pleased to have been invited to join the Zanett team. The IT Commonwealth TM model allows our culture and client-centric environment to remain intact while deriving the benefits of scale from a publicly traded company.
Zanett will provide select corporate services for Paragon, which will allow us to remain completely focused on our mission of adding value to our customers."

In April 2002, Paragon was recognized by the Denver Business Journal as one of the fastest growing small businesses in Colorado. Paragon CEO Douglas Hartmann was also named as one of Denver's forty under 40 most influential business leaders in 2001.
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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, among other things, future events or Zanett, Inc.'s future financial performance. In some cases, forward-looking statements can be identified by terminology including, but not limited to, "may," "will," "could", "should," "expects," "plans," "anticipates" "believes," "estimates," "projects," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements include, but are not limited to, statements regarding: the expected benefits of the Company's acquisitions such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined companies. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In evaluating these statements, various factors should be considered, including the risk that Zanett, Inc.'s, and its operating subsidiaries' businesses will not be coordinated and integrated successfully, and disruptions from acquisitions will make it more difficult to maintain relationships with clients, lenders, employees, suppliers or other constituents. For a discussion of additional factors that could cause Zanett, Inc.'s results to differ materially from those described in the forward-looking statements, please refer to Zanett, Inc.'s filings with the Securities and Exchange Commission, including, but not limited to, the sections titled "Special Note Regarding Forward-Looking Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors" in Zanett, Inc.'s 2001 Annual Report on Form 10-KSB.

About Zanett, Inc. (www.zanett.com)

Zanett, Inc. is an information technology (IT) services company. It is building an innovative new delivery platform called The IT Commonwealth TM by acquiring profitable, IT consulting firms that serve Fortune 500 caliber companies and governmental agencies.

The commonwealth business model preserves the culture, management and business practices responsible for the success of the acquired entities, while increasing competitive advantage and maximizing the financial and operating performance of the IT Commonwealth TM as a whole. Commonwealth members provide their services individually, but leverage the capabilities of the Commonwealth collectively.

Commonwealth members focus on their core technical skill sets by availing themselves of corporate services provided by the Company such as: legal support; financial and accounting assistance; employee benefits; recruiting and other human resources administration; and network management and maintenance. The Company facilitates cross-selling, knowledge-transfer, and resource-sharing among Commonwealth members, while preserving the autonomy and individual strengths of each.

Commonwealth members seek to offer solutions that meet or exceed client expectations, are delivered on time and within budget, and achieve superior returns on investment. Their offerings include systems planning and design, business process engineering, applications development, training and systems integration services that help clients maximize value from existing technology investments, employ new technology to make core business transactions more efficient, manage knowledge and information, or facilitate enterprise procurement and communications.

The rigorous selection process undertaken prior to acquiring Commonwealth members ensures that only best practices and the very best personnel are offered to clients. Because of the very high standards of admission, Commonwealth members are with confidence able to cross-sell and provide more comprehensive solutions to meet customer needs. Commonwealth candidates typically achieve a minimum of $4-20 million in annual revenues and $1-4 million in EBITDA. Each Commonwealth candidate must also have superb people, superb reputations, superb customers and a superb operating history.

Contact:

     Zanett, Inc., New York
     Claudio Guazzoni or David McCarthy
     212/980-4600
     corprelations@zanett.com

Source: Zanett, Inc.